     Exhibit 99.01

5 Results Way
Cupertino, CA 95014
t 408.864.2600
f 408.342.1615
www.arcsight.com
ArcSight Reports 41% Year-over-Year Quarterly Growth
for Fiscal Fourth Quarter Ended April 30, 2010
Company Posts Total Revenues of $55.2M for Fiscal Fourth Quarter and
GAAP and Non-GAAP Earnings per Diluted Share of $0.62 and $0.20, Respectively
For the Fiscal Fourth Quarter:
•	Total Revenue: $55.2M, a 41% increase year-over-year

•	Non-GAAP Operating Income: $10.9M, a 73% increase year-over-year

•	GAAP Operating Income: $7.8M

•	GAAP Net Income: $22.6M or $0.62 per diluted share

•	Non-GAAP Net Income: $7.2M or $0.20 per diluted share

•	Positive Cash Flows from Operations: $11.9M
For the 2010 Fiscal Year:
•	Total Revenue: $181.4M, a 33% increase year-over-year

•	Non-GAAP Operating Income: $30.5M, a 63% increase year-over-year

•	GAAP Operating Income: $19.4M

•	GAAP Net Income: $28.4M or $0.78 per diluted share

•	Non-GAAP Net Income: $20.9M or $0.58 per diluted share

•	Positive Cash Flows from Operations: $45.7M
CUPERTINO, CA – June 10, 2010 – ArcSight, Inc. (NASDAQ: ARST), a leading global provider of security and compliance management solutions that protect enterprises and government agencies, today announced financial results for its fiscal fourth quarter and fiscal year ended April 30, 2010.
For the fourth quarter of fiscal 2010, ArcSight reported total revenues of $55.2 million compared to total revenues of $39.3 million reported in the fourth quarter of fiscal 2009. Net income on a GAAP basis for the fourth quarter of fiscal 2010 was $22.6 million, or $0.62 per diluted share, including $222,000 in amortization of intangible assets, $3.0 million in stock-based compensation expense and an $18.6 million income tax benefit resulting from the release of the company’s valuation allowance of its deferred tax assets. This compares to a GAAP net income of $4.3 million, or $0.13 per diluted share, reported in the fourth quarter of fiscal 2009, including $211,000 in amortization of intangible assets and $1.6 million in stock-based compensation expense.
Non-GAAP net income for the fourth quarter of fiscal 2010 was $7.2 million, or $0.20 per diluted share, excluding the above-mentioned amortization of intangibles, stock-based compensation charges and income tax benefit. This compares to a non-GAAP net income of $6.1 million, or $0.18 per diluted share, reported in the fourth quarter of fiscal 2009, excluding the above-mentioned charges.
For the fourth quarter of fiscal 2010, ArcSight reported GAAP operating income of $7.8 million, including $222,000 in amortization of intangible assets and $3.0 million in stock-based compensation expense. This compares to GAAP operating income of $4.6 million in the fourth quarter of fiscal 2009, including $211,000 in amortization of intangibles and $1.6 million in stock-based compensation expense.
Non-GAAP operating income for the fourth quarter of fiscal 2010 was $10.9 million, excluding the above-mentioned amortization of intangibles and stock-based compensation charges. This compares to a non-GAAP operating income of $6.3 million, reported in the fourth quarter of fiscal 2009, excluding the above-mentioned charges.
During the fourth quarter of fiscal 2010, the company generated $11.9 million in cash from operations and closed the fourth quarter with cash, cash equivalents and short term investments of $149.4 million.
For fiscal 2010, ArcSight reported total revenues of $181.4 million compared to $136.2 million reported for fiscal 2009. GAAP net income for fiscal year 2010 was $28.4 million, or $0.78 per diluted share, including $889,000 in amortization of intangible assets, $10.2 million in stock-based compensation expense and the $18.6 million tax benefit resulting from the release of the company’s valuation allowance on its deferred tax assets. This compares to a net income of $9.9 million, or $0.30 per diluted share, reported for fiscal 2009, including $842,000 in amortization of intangible assets and $6.1 million in stock-based compensation expense.
Non-GAAP net income for the fiscal year ended April 30, 2010 was $20.9 million, or $0.58 per diluted share, excluding the above-mentioned amortization of intangibles, stock-based compensation charges and income tax benefit. This compares to a non-GAAP net income of $16.9 million, or $0.50 per diluted share, reported for fiscal 2009, excluding the above-mentioned charges.
For fiscal 2010, ArcSight reported GAAP operating income of $19.4 million, including $889,000 in amortization of intangible assets, and $10.2 million in stock-based compensation expense. This compares to GAAP operating income of $11.7 million, reported in fiscal 2009, including $842,000 in amortization of intangible assets, and $6.1 million in stock-based compensation expense. Non-GAAP operating income for fiscal 2010 was $30.5 million, excluding the above-mentioned amortization of intangibles, stock-based compensation charges. This compares to a non-GAAP operating income of $18.7 million, reported in fiscal 2009, excluding the above-mentioned charges.
“We are very pleased with our strong revenue and operating margin growth this past quarter, and look forward to continued success in fiscal 2011. Increased spending on cyber-security initiatives in the Federal sector, and anticipated enhancements to compliance mandates, should further fuel our long term growth,” commented Tom Reilly, president and CEO of ArcSight. “Our strong financial results, supported by increased market share and industry recognition, reflect the dedication, hard work and perseverance of our team executing on our strategic growth imperatives.”
Business Outlook
The following forward-looking statements reflect expectations as of June 10, 2010. Results may be materially different and could be affected by the factors detailed in this release and in recent ArcSight SEC filings.
First Quarter Expectations – Ending July 31, 2010
Based on an anticipated seasonally lower first quarter and the visibility the company has from fourth quarter performance, ArcSight expects revenue for the first quarter of fiscal 2011 to be in the range of $44 million to $46 million, representing growth in the range of 27%-33% over the same quarter of fiscal 2010.
ArcSight expects non-GAAP net income for the first quarter of fiscal 2011 to be in the range of $4.1 million to $4.8 million, or $0.11 to $0.13 per diluted share, which excludes stock-based compensation expense and amortization of intangibles.

Full Year Expectations –Ending April 30, 2011
For fiscal 2011, ArcSight expects to increase revenue by 20% or more on a year over year basis and generate non-GAAP operating margins in the range of 17% to 18% of revenue, as the company continues to invest for future growth. We believe that the company will remain on track to generate non-GAAP operating margins in the range of 18% to 20% in fiscal 2012.
Conference Call and Webcast Information
ArcSight will host a conference call and live webcast to discuss these financial results for investors and analysts at 2:00 p.m. Pacific Time on June 10, 2010. To access the conference call, dial (877) 303-6129 for the U.S. or Canada and (678) 809-1057 for international callers. The webcast will be available live on the Investor Relations section of the company’s website at www.arcsight.com. An audio replay of the call will also be available to investors by phone beginning at approximately 5:00 p.m. Pacific Time on June 10, 2010 until 9:00 p.m. Pacific Time on June 15, 2010, by dialing (800) 642-1687 for the U.S. or Canada or (706) 645-9291 for international callers, and entering passcode 77371747. In addition, an archived webcast will be available on the Investor Relations section of the company’s website at www.arcsight.com.
Use of Non-GAAP Financial Measures
ArcSight reports all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement the ArcSight unaudited condensed consolidated financial statements presented in accordance with GAAP, ArcSight uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of ArcSight operations as determined in accordance with GAAP. The non-GAAP financial measures used by ArcSight include historical non-GAAP operating income, non-GAAP net income and non-GAAP basic and diluted earnings per share. These non-GAAP financial measures exclude amortization of intangible asset, stock-based compensation and the income tax benefit from the ArcSight statement of operations.
For a description of these items, including the reasons why management adjusts for them, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. ArcSight may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.
ArcSight believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of ArcSight by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. ArcSight management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of ArcSight, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of ArcSight to prior periods.
Cautionary Statement Regarding Forward Looking Statements
This news release contains forward-looking statements, including without limitation those regarding ArcSight’s “Business Outlook” (“First Quarter Expectations — Ending July 31, 2010” and “Full Year Expectations — Ending April 30, 2011”), and ArcSight’s belief that increased spending on cyber-security initiatives in the Federal sector and anticipated enhancements to compliance mandates should further fuel its long term growth. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: the risk that Federal sector spending on cyber-security will be less than anticipated and that demand for the company’s security and compliance management solutions otherwise may not increase and may decrease; and other risks detailed under the caption “Risk Factors” in the ArcSight Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on March 10, 2010 and the company’s other filings with the SEC. You can obtain copies of the company’s Quarterly Report on Form 10-Q and its other SEC filings on the SEC’s website at www.sec.gov.
The foregoing information represents the company’s outlook only as of the date of this press release, and ArcSight undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.
About ArcSight
ArcSight (NASDAQ:ARST) is a leading global provider of security and compliance management solutions that protect businesses and government agencies. ArcSight identifies, assesses, and mitigates both internal and external cyber threats and risks across the organization for activities associated with critical assets and processes. With the market-leading ArcSight SIEM platform, organizations can proactively safeguard their assets, comply with corporate and regulatory policy and control the risks associated with cyber-theft, cyber-fraud, cyber-warfare and cyber-espionage. For more information, visit www.arcsight.com. (ARST-IR)
© 2010 ArcSight, Inc. All rights reserved. ArcSight and the ArcSight logo are trademarks of ArcSight, Inc.
Investor Relations Contact
Robert Dougherty
FD
415-293-4427
robert.dougherty@fd.com

ARCSIGHT, INC.
Consolidated Balance Sheets
(In thousands)

	As of	As of
	April 30,	April 30,
	2010	2009
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$137,358	$90,467
Marketable securities	12,013	—
Accounts receivable, net	33,609	34,184
Deferred tax asset, current	8,807	—
Capitalized software licenses, current	2,303	144
Other prepaid expenses and current assets	6,557	3,717

Total current assets	200,647	128,512

Property and equipment, net	8,174	4,416
Deferred tax asset, non-current	10,649	—
Goodwill	5,746	5,746
Acquired intangibles assets, net	430	1,319
Capitalized software licenses, non-current	186	—
Other long-term assets	371	1,168

Total assets	$226,203	$141,161

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,039	$1,432
Accrued compensation and benefits	13,633	11,671
Obligations for software licenses, current	2,832	363
Other accrued liabilities	5,696	4,337
Deferred revenues, current	49,674	36,160

Total current liabilities	76,874	53,963

Deferred revenues, non-current	11,237	8,888
Other long-term liabilities	2,516	1,637

Total liabilities	90,627	64,488

Stockholders’ equity:
Additional paid-in capital	144,273	113,781
Accumulated other comprehensive loss	(290)	(314)
Accumulated deficit	(8,407)	(36,794)

Total stockholders’ equity	135,576	76,673

Total liabilities and stockholders’ equity	$226,203	$141,161

ARCSIGHT, INC.
Consolidated Statement of Operations
(On a GAAP basis)
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		Fiscal Year Ended
	April 30,	April 30,	April 30,	April 30,
	2010	2009	2010	2009
Revenues:
Products	$33,730	$23,870	$106,568	$80,616
Maintenance	15,498	10,419	54,736	38,521
Services	5,988	4,989	20,080	17,031

Total revenues	55,216	39,278	181,384	136,168
Cost of revenues:
Products	4,051	2,459	12,969	8,595
Maintenance(1)	2,647	1,930	9,503	6,861
Services(1)	4,223	2,858	13,340	9,875

Total cost of revenues	10,921	7,247	35,812	25,331

Gross profit	44,295	32,031	145,572	110,837
Operating expenses(1):
Research and development	7,663	6,598	26,266	22,537
Sales and marketing	21,728	14,758	73,658	56,279
General and administrative	7,148	6,123	26,269	20,278

Total operating expenses	36,539	27,479	126,193	99,094

Income from operations	7,756	4,552	19,379	11,743
Interest income	27	82	124	991
Other income (expense), net	(77)	(150)	(523)	(257)

Income before provision for income taxes	7,706	4,484	18,980	12,477
Provision (benefit) for income taxes	(14,940)	149	(9,407)	2,564

Net income	$22,646	$4,335	$28,387	$9,913

Net income per common share, basic	$0.66	$0.14	$0.85	$0.32

Net income per common share, diluted	$0.62	$0.13	$0.78	$0.30

Shares used in computing basic net income per common share	34,094	31,848	33,434	31,233

Shares used in computing diluted net income per common share	36,690	34,416	36,197	33,550

(1)	Stock-based compensation expense as included in above

	Cost of maintenance revenues	140	60	445	216
	Cost of services revenues	85	36	225	142
	Research and development	635	347	2,177	1,342
	Sales and marketing	968	482	3,418	2,451
	General and administrative	1,123	628	3,941	1,994

ARCSIGHT, INC.
Consolidated Statement of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		Fiscal Year Ended
	April 30,	April 30,	April 30,	April 30,
	2010	2009	2010	2009
GAAP operating income	$7,756	$4,552	$19,379	$11,743
Plus:
a) Stock-based expenses	2,951	1,553	10,206	6,145
b) Amortization of intangibles	222	211	889	842

Non-GAAP operating income	$10,929	$6,316	$30,474	$18,730

GAAP net income	$22,646	$4,335	$28,387	$9,913
Plus:
a) Stock-based expenses	2,951	1,553	10,206	6,145
b) Amortization of intangibles	222	211	889	842
c) Income tax benefit	(18,573)	—	(18,573)	—

Non-GAAP net income	$7,246	$6,099	$20,909	$16,900

GAAP net income per common share, basic	$0.66	$0.14	$0.85	$0.32
Plus:
a) Stock-based expenses	0.09	0.04	0.31	0.19
b) Amortization of intangibles	0.01	0.01	0.03	0.03
c) Income tax benefit	(0.55)	—	(0.56)	—
Non-GAAP net income, basic	$0.21	$0.19	$0.63	$0.54

Non-GAAP net income, diluted	$0.20	$0.18	$0.58	$0.50

Shares used in computing basic net income per common share	34,094	31,848	33,434	31,233

Shares used in computing diluted net income per common share	36,690	34,416	36,197	33,550

-	Due to rounding to the nearest tenth of a percent, totals may not equal the sum of the line items in the table above.

Use of Non-GAAP Financial Information
In addition to the reasons stated above, which are generally applicable to each of the items ArcSight excludes from its non-GAAP financial measures, ArcSight believes it is appropriate to exclude certain items for the following reasons:
Amortization of Intangibles. When analyzing the operating performance of an acquired entity, ArcSight management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, ArcSight management excludes the GAAP impact of the amortization of acquired intangible assets to its financial results. ArcSight believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting amortization expense associated with acquired intangible assets.
In addition, in accordance with GAAP, ArcSight generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally developed intangible assets, however, and also in accordance with GAAP, ArcSight generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally developed intangible assets and acquired intangible assets. Accordingly, ArcSight believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.
Stock-Based Compensation. When evaluating the performance of its consolidated results, ArcSight does not consider stock-based compensation charges. Likewise, the ArcSight management team excludes stock-based compensation expense from its operating plans. In contrast, the ArcSight management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, ArcSight places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.
Income Tax Benefit. During the fourth quarter of fiscal 2010, ArcSight determined the entire valuation allowance against its deferred tax assets was no longer necessary. As such, ArcSight recognized a cumulative income tax benefit of $18.6 million. When evaluating the performance of its consolidated results, ArcSight does not consider this income tax benefit, as the company believes it is not directly indicative of the company’s performance. Further, the release covered all of the company’s valuation allowance of its deferred tax assets. Consequently, ArcSight believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the income tax benefit, and that such exclusion aids period to period comparability.
ArcSight believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.